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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

              Name of Subsidiary                         Jurisdiction of Organization
              ------------------                         ----------------------------
The Exchange National Bank of Jefferson City     United States (national banking association)
Union State Bancshares, Inc.                     Missouri
Mid Central Bancorp, Inc.                        Missouri
ENB Holdings, Inc.                               Missouri
Citizens Union State Bank and Trust of Clinton   Missouri
Osage Valley Bank of Warsaw                      Missouri
Bank 10 of Belton                                Missouri
Jefferson City IHC, LLC                          Missouri (limited liability company)
Jefferson City Mortgage Co., LLC                 Missouri (limited liability company)
Clinton IHC, LLC                                 Missouri (limited liability company)
Clinton Mortgage Company, LLC                    Missouri (limited liability company)
Exchange National Statutory Trust I              Connecticut
Exchange National Statutory Trust II             Delaware


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